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                                                                EXHIBIT 10.4




                           DELL COMPUTER CORPORATION

                           DEFERRED COMPENSATION PLAN

                           FOR NON-EMPLOYEE DIRECTORS
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                           DELL COMPUTER CORPORATION
                           DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


                               TABLE OF CONTENTS


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Section 1 - DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . .   1

Section 2 - ELIGIBILITY . . . . . . . . . . . . . . . . . . . . . . . . .   3

Section 3 - CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . .   3

Section 4 - WITHDRAWALS . . . . . . . . . . . . . . . . . . . . . . . . .   3

Section 5 - CREDITING OF CONTRIBUTIONS AND INCOME . . . . . . . . . . . .   4

Section 6 - DEATH BENEFITS  . . . . . . . . . . . . . . . . . . . . . . .   5

Section 7 - BENEFITS UPON TERMINATION OF SERVICE  . . . . . . . . . . . .   5

Section 8 - DISTRIBUTION OF BENEFITS  . . . . . . . . . . . . . . . . . .   6

Section 9 - ADMINISTRATION OF THE PLAN  . . . . . . . . . . . . . . . . .   6

Section 10 - CLAIM REVIEW PROCEDURE . . . . . . . . . . . . . . . . . . .   7

Section 11 - LIMITATION OF RIGHTS . . . . . . . . . . . . . . . . . . . .   9

Section 12 - LIMITATION OF ASSIGNMENT, PAYMENTS TO LEGALLY
             INCOMPETENT DISTRIBUTEE AND UNCLAIMED PAYMENTS . . . . . . .   9

Section 13 - AMENDMENT TO OR TERMINATION OF THE PLAN AND TRUST  . . . . .   9

Section 14 - STATUS OF MEMBER AS UNSECURED CREDITOR . . . . . . . . . . .  10

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                           DELL COMPUTER CORPORATION
                           DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


                                    PREAMBLE

         WHEREAS, DELL COMPUTER CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation") wishes to adopt this deferred compensation plan (the "Plan") for the benefit of its non-employee directors, in recognition of their services rendered to the Corporation;

         WHEREAS, the Board of Directors of the Corporation has approved the Plan as embodied herein;

         NOW, THEREFORE, in consideration of the premises and to carry out the purposes and intent as set forth above, the Corporation does hereby adopt the Plan for the benefit of those members of its Board of Directors who are not employed by the Corporation, effective as of May 20, 1994.

         The terms and conditions of this Plan are as follows:


                                   Section 1

                                  DEFINITIONS

         1.1 "Account" means the account maintained by the Plan Administrator to reflect the interest of a Member under the Plan, consisting of amounts deferred by a Member pursuant to Section 3.1 hereof, as adjusted to reflect income, gains, losses and other credits or charges attributable thereto.

         1.2 "Annual Compensation" means the annual retainer payable by the Corporation to a Member in August of each year.

         1.3 "Beneficiary" means only the person or trust that a Member, in his most recent written designation filed with the Plan Administrator, shall have designated to receive his benefit under the Plan in the event of his death; provided that, if the Member has failed to make a designation or if no person designated shall be alive or if no trust shall have been established by the Member, and no successor Beneficiary shall have been designated and be alive, any death benefit payable hereunder on behalf of such Member shall be paid to the legal representative of such deceased Member's estate. Changes in designations of Beneficiaries may be made upon written notice to the Plan Administrator in any form as the Plan Administrator may prescribe and the Plan Administrator shall immediately notify the Trustee, in writing, of any designation or change in designation.





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         1.4     "Board of Directors"  means the Board of Directors of the
Corporation.

         1.5 "Code" means the Internal Revenue Code of 1986, as heretofore and hereafter amended.

         1.6     "Deferral Amount" means a contribution by a Member pursuant to
Section 3.1 of this Plan.

         1.7     "Effective Date" means May 20, 1994.

         1.8 "Member" means any non-employee director of the Corporation who has become a Member in the Plan for as long as his benefit under the Plan has not been fully distributed pursuant to the provisions of the Plan.

         1.9     "Normal Retirement Age" means age 65.

         1.10 "Plan Administrator" means the compensation committee of the Board of Directors.

         1.11    "Plan Year" means the calendar year.

         1.12 "Retirement" means termination of a Member's service with the Corporation on or after attaining Normal Retirement Age.

         1.13 "Retirement Date" means the first day of the month subsequent to a Member's Normal Retirement Age on which he actually terminates service with the Corporation.

         1.14 "Trust" means that certain trust agreement established pursuant to the Plan between the Corporation and the Trustee or any trust agreement hereafter established, the provisions of which are incorporated herein by reference.

         1.15    "Trustee" means the Trustee under the Trust.

         1.16 "Trust Fund" means all assets of whatsoever kind or nature held from time to time by the Trustee pursuant to the Trust and forming a part of this Plan, without distinction as to income and principal and without regard to source, i.e., contributions or earnings.

         1.17    "Valuation Date" means each day of the Plan Year.





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                                   Section 2

                                  ELIGIBILITY

         Participation in the Plan shall be made available to all non-employee directors of the Corporation, and such individuals may elect to participate hereunder by executing a participation agreement in such form and at such time as the Plan Administrator shall require, provided that each participation agreement shall be executed no later than the last day of June immediately preceding payment of the Annual Compensation for any year in which an individual elects to make contributions to the Plan in accordance with the provisions of Section 3 hereof.

                                   Section 3

                                 CONTRIBUTIONS

         3.1 For any Plan Year, a Member may elect to defer a portion of the Annual Compensation otherwise payable to him. Any such deferrals shall be in whole percentages or a specific dollar amount of the Member's Annual Compensation, as specified in the Member's participation agreement. Contributions of amounts deferred shall be made by the Corporation directly to the Trust.

         3.2 A Member may change the amount or percentage of contributions under Section 3.1 once during each calendar year by written notice to the Plan Administrator, on a form prescribed by the Plan Administrator, which change shall be effective beginning with the Member's first full payroll period beginning in the calendar month immediately following the Plan Administrator's receipt of such written notice.


                                   Section 4

                                  WITHDRAWALS

         4.1 In the event of severe financial hardship, a Member may make a written request to the Plan Administrator for a hardship withdrawal from his Account. For purposes of this Section, the term "severe financial hardship" shall mean any extraordinary or unforeseeable need for funds arising from an emergency beyond the Member's control such as a sudden and unexpected illness or accident of the Member or any dependent of the Member (as defined in Section 152 of the Code), loss of the Member's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Member. The need to send a Member's child to college or the desire to purchase a home shall not be considered a severe financial hardship. A withdrawal on account of severe financial





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hardship shall not be permitted to the extent that such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Member's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship), or by cessation of deferrals under this Plan. The amount of a hardship withdrawal may not exceed the amount required to meet the Member's financial hardship. Any determination of the existence of financial hardship and the amount to be withdrawn on account thereof shall be made by the Plan Administrator. However, notwithstanding the foregoing, an individual who is a member of the compensation committee of the Board of Directors shall not vote or decide upon any matter relating to the determination of the existence of his own financial hardship or the amount to be withdrawn by him on account thereof. Furthermore, notwithstanding the foregoing, no hardship withdrawal shall be made which is less than $500.00, unless the distribution is of the entire value of the Member's Account.

         4.2 Withdrawals and other distributions shall be charged pro rata to the individual investment funds in which the Account of the Member is invested, pursuant to his designation under Section 5.3 hereof.


                                   Section 5

                     CREDITING OF CONTRIBUTIONS AND INCOME

         5.1 All Deferral Amounts shall be transmitted to the Trustee by the Corporation as soon as reasonably practicable and shall be credited to the Account of the Member immediately upon receipt. All payments from an Account between Valuation Dates shall be charged against the Account as of the preceding Valuation Date.

         5.2 Except as otherwise provided in the Plan and Trust, as of each Valuation Date, the Trustee shall credit to each Member's Account the income, gains, losses, and other credits or charges attributable thereto.

         5.3 Each Member, upon becoming a Member of the Plan, may, on a form prescribed by the Plan Administrator, designate the manner in which his Account is to be invested, among the funds designated by the Plan Administrator
for that purpose.   Such designation may be changed as of any Valuation Date,
with respect to future contributions and transfers among investment funds, by filing an election with the Plan Administrator, on a form prescribed by the Plan Administrator, within the time period prior to such Valuation Date established by the Plan Administrator. The Member must designate, in such minimum percentages or amounts as may be prescribed by the Plan Administrator, that portion of his Account which the Member wishes to invest in the various investment funds. The designation will continue until changed by the timely submission of a new form, which change will be effective as of the next succeeding Valuation Date. The Plan Administrator shall, prior to each applicable Valuation Date, forward





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the designation form to the Trustee, who shall invest each Member's Account in accordance with such designation. In the absence of any such designation, the Trustee shall invest and reinvest a Member's Account in such property as the Trustee, in its sole and absolute discretion, shall determine, pursuant to the provisions of the Trust. In no event may a Member designate the investment of his Account in stock or other securities of the Corporation.


                                   Section 6

                                 DEATH BENEFITS

         6.1 Upon the death of a Member prior to the termination of his service with the Corporation, the Beneficiary of such Member shall be entitled to the entire value of his Account.

         6.2 Upon the death of a Member who, at the time of his death, had terminated his service with the Corporation, the Beneficiary of such Member shall be entitled to the entire value of his Account.

         6.3 If subsequent to the death of a Member, the Member's Beneficiary dies while entitled to receive benefits under this Plan, the successor Beneficiary of the Member, if any, shall be entitled to receive benefits of the Member under this Plan. However, if no successor Beneficiary shall have been designated and shall be alive, the benefits shall be paid to the legal representative of the deceased Beneficiary's estate to be paid according to the deceased Beneficiary's will, or if the deceased Beneficiary has no will, by the laws of intestacy of the state in which the deceased Beneficiary resided at the date of the deceased Beneficiary's death.

         6.4 Any benefit payable under this Section 6 shall be paid in accordance with Section 8 hereof, after receipt by the Trustee from the Plan Administrator of notice of the death of the Member.


                                   Section 7

                      BENEFITS UPON TERMINATION OF SERVICE

         7.1 In the event of the termination of service of a Member for reasons other than death, the Member shall be entitled to the entire value of his Account.

         7.2 Any benefit payable under this Section 7 shall be paid in accordance with Section 8 hereof.





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                                   Section 8

                            DISTRIBUTION OF BENEFITS

         8.1 Payment of a terminated Member's benefit shall be made from the Trust in an amount equal to the entire value of his Account, which shall be determined as of the monthly Valuation Date designated by the Plan Administrator for the purpose of valuing distributions coinciding with or next following the Member's termination of service. Payment shall be made either in a lump sum in cash, or in cash payments in annual, quarterly or monthly installments over a period certain not exceeding ten (10) years, such method of payment to be elected by the Member on his participation agreement. If installment payments are made, the unpaid balance shall be segregated from the remainder of the Trust, and shall, as of each Valuation Date, be credited with the actual net income, gain or loss attributable to such segregated account, as determined under the Plan and Trust during that period for which the installments are paid. Payment shall commence or be made as soon as practicable after the Member's date of termination of service, but in no event later than one year following that date.


                                   Section 9

                           ADMINISTRATION OF THE PLAN

         9.1 The Corporation shall enter into a trust agreement with the Trustee, which Trust shall form a part of this Plan and is hereby incorporated herein by reference. The Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as and if applicable.

         9.2 The Plan Administrator shall perform any act which the Plan authorizes expressed by a vote at a meeting or in a writing signed by a majority without a meeting. The Plan Administrator may, by a writing signed by a majority, designate any person constituting the Plan Administrator as the person entitled to give notices on behalf of the Plan Administrator, and the Trustee is entitled to rely upon any such writing until amended or superseded by a subsequent similar writing. Any person constituting the Plan Administrator shall not vote or decide upon any matter relating solely to himself or vote in any case in which his individual right or claim to any benefit under the Plan is particularly involved. If, in any matter or case in which a person is so disqualified to act, the remaining persons constituting the Plan Administrator cannot resolve such matter or case, the Board of Directors will appoint a temporary substitute to exercise all the powers of the disqualified person concerning the matter or case in which he is disqualified.

         9.3       (a)     The Plan Administrator may designate in writing
other persons to carry out its responsibilities under the Plan. The Plan Administrator may remove any person designated





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to carry out its responsibilities under the Plan by notice in writing to that person.

                   (b) The Plan Administrator may employ persons to render advice with regard to any of its responsibilities. Charges for all services rendered shall be directly paid by the Corporation but until paid shall constitute a charge against the Trust.

                   (c) The Corporation shall indemnify and hold harmless each person constituting the Plan Administrator from and against any and all claims and expenses (including, without limitation, attorney's fees and related costs), in connection with the performance by the person of his duties in that capacity, other than any of the foregoing arising in connection with the willful neglect or willful misconduct of the person so acting.

         9.4       (a)     The Plan Administrator shall advise the Trustee with
respect to all payments under the terms of the Plan and shall direct the Trustee in writing to make payments from the Trust.

                   (b) The Plan Administrator shall establish rules, not contrary to the provisions of the Plan and the Trust, for the administration of the Plan and the transaction of its business. The Plan Administrator shall interpret the Plan in its sole and absolute discretion, and shall determine all questions arising in the administration, interpretation and application of the Plan. All determinations of the Plan Administrator shall be conclusive and binding on all employees, Members and Beneficiaries, subject to the provisions of this Plan, the Trust and applicable law.

         9.5 Any action to be taken by the Corporation shall be taken by resolution adopted by the Board of Directors or an executive committee thereof; provided, however, that by resolution, the Board of Directors or an executive committee thereof may delegate to any officer of the Corporation the authority to take any actions hereunder, other than the power to amend or terminate the Plan or the Trust or to determine the basis of contributions.


                                   Section 10

                             CLAIM REVIEW PROCEDURE

         10.1 In the event that a Member or Beneficiary is denied a claim for benefits under this Plan (the "claimant"), the Plan Administrator shall provide to the claimant written notice of the denial which shall set forth:

                   (a)     the specific reason or reasons for the denial;

                   (b) specific references to pertinent Plan provisions on which the Plan Administrator based its denial;





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                   (c)     a description of any additional material or
          information needed for the claimant to perfect the claim and an explanation of why the material or information is needed;

                   (d)     a statement that the claimant may:

                            (i) Request a review upon written application to the Plan Administrator;

                           (ii)     Review pertinent Plan documents; and

                          (iii)     Submit issues and comments in writing; and

                   (e) That any appeal the claimant wishes to make of the adverse determination must be in writing to the Plan Administrator within sixty (60) days after receipt of the Plan Administrator's notice of denial of benefits. The Plan Administrator's notice must further advise the claimant that his failure to appeal the action to the Plan Administrator in writing within the sixty (60) day period will render the Plan Administrator's determination final, binding, and conclusive.

         10.2      (a)     If the claimant should appeal to the Plan
Administrator, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The Plan Administrator shall re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Plan Administrator shall advise the claimant in writing of its decision on his appeal, the specific reasons for the decision, and the specific Plan provisions on which the decision is based. The notice of the decision shall be given within sixty (60) days of the claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the sixty (60) day period infeasible, but in no event shall the Plan Administrator render a decision regarding the denial of a claim for benefits later than 120 days after its receipt of a request for review. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the date the extension period commences.

                   (b) If, upon appeal, the Plan Administrator shall grant the relief requested by the claimant, then, in addition, the Plan Administrator shall award to the claimant reasonable fees and expenses of counsel, or any other duly authorized representative of claimant, which shall be payable from the Trust Fund.

         10.3 The Plan Administrator's notice of denial of benefits shall identify the address to which the claimant may forward his appeal.





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                                   Section 11

                              LIMITATION OF RIGHTS

         Neither this Plan, the Trust nor membership in the Plan shall give any person any right except to the extent that the right is specifically fixed under the terms of the Plan. The establishment of the Plan shall not be construed to give any individual a right to be continued in the service of the Corporation or as interfering with the right of the Corporation to terminate the service of any individual at any time.


                                   Section 12

                 LIMITATION OF ASSIGNMENT, PAYMENTS TO LEGALLY
                 INCOMPETENT DISTRIBUTEE AND UNCLAIMED PAYMENTS

         12.1 No benefit which shall be payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of the same shall be void. No benefit shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for or against any person, except to the extent as may be required by law.

         12.2 Whenever any benefit which shall be payable under the Plan is to be paid to or for the benefit of any person who is then a minor or determined by the Plan Administrator to be incompetent by qualified medical advice, the Plan Administrator need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of the minor or incompetent, or to cause the same to be paid to the minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of the minor or incompetent if one has been appointed or to cause the same to be used for the benefit of the minor or incompetent.


                                   Section 13

               AMENDMENT TO OR TERMINATION OF THE PLAN AND TRUST

         Except as otherwise expressly provided in the Trust, the Corporation reserves the right at any time to amend or terminate the Plan or Trust in whole or in part; provided, however, that the duties or liabilities of the Trustee shall not be increased without its written consent. No amendments shall have the effect of retroactively changing or depriving Members or





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Beneficiaries of rights already accrued under the Plan.  In the event that the
Corporation shall change its name, the Plan shall be deemed to be amended to reflect the name change without further action of the Corporation, and the language of the Plan shall be changed accordingly.


                                   Section 14

                     STATUS OF MEMBER AS UNSECURED CREDITOR

         All benefits under the Plan shall be the unsecured obligation of the Corporation and, except for those assets which will be placed in the Trust established in connection with this Plan, no assets will be placed in trust or otherwise segregated from the general assets of the Corporation for the payment of obligations hereunder. To the extent that any person acquires a right to receive payments hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.


         IN WITNESS WHEREOF, Dell Computer Corporation, the Corporation, has caused its corporate seal to be affixed hereto and these presents to be duly executed in its name and behalf by its proper officers thereunto duly authorized this 20th day of May, 1994.


                                            CORPORATION:

                                            DELL COMPUTER CORPORATION


                                            By:/s/ M.S. Dell
                                               ----------------------
ATTEST:


/s/ Roger Bailey
- - --------------------------
                   (Title)
Asst. Secretary

(CORPORATE SEAL)





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